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                                                                               .
                                                                               .
                                                                               .

                                                                 Exhibit 4(n)(i)

                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER
                      WITH MINIMUM GUARANTEE DEATH BENEFIT

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RIDER SECTION 1.                    DEFINITIONS

1.1  WHAT ARE THE MOST COMMONLY     BENEFIT ALLOCATION MODEL - one or more
     USED TERMS AND WHAT DO THEY    specific investment options or purchase
     MEAN?                          payment allocation models that we will use
                                    to provide the guarantee described by this
                                    rider. The benefit allocation model selected
                                    is shown on the Rider Data Page.

                                    EXCESS WITHDRAWAL - a withdrawal that either by itself or when added to all other withdrawals during a rider year, exceeds the guaranteed annual lifetime withdrawal amount. The amount that is in excess of the guaranteed annual lifetime withdrawal amount is considered the excess withdrawal amount.
                                    See Rider Section 7.1.

                                    GUARANTEED ANNUAL LIFETIME WITHDRAWAL AMOUNT
                                    - the maximum guaranteed withdrawal amount available to be withdrawn each rider year while an annuitant is alive.

                                    GUARANTEED WITHDRAWAL - specified annual withdrawal(s) that can be made each rider year regardless of your contract value.

                                    LIFETIME BENEFIT BASIS - the value used to determine the guaranteed annual lifetime withdrawal amount. It will be increased annually until withdrawals begin as described in Rider Section 6.4. It will be reduced if an excess withdrawal occurs and the withdrawal(s) during a rider year are more than the guaranteed annual lifetime withdrawal amount. See Rider Section 7.2.

                                    RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                                    RIDER ISSUE DATE - the date shown on the Rider Data Page that is used to determine rider years and rider anniversaries.

                                    RIDER YEAR - any twelve-month period
                                    beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                                    WINDOW PERIOD - the period of time that
                                    additional purchase payment(s) made may be included in the lifetime benefit basis. The window period, if any, is shown on the Rider
                                    Data Page.

RIDER SECTION 2.                    GENERAL INFORMATION

2.1  WHAT IS OUR AGREEMENT WITH     Our agreement with you includes this rider
     YOU?                           as a part of the contract to which it is
                                    attached. The provisions of the contract
                                    apply to this rider unless they conflict
                                    with the rider. If there is a conflict, the
                                    rider provision will apply. The issue date
                                    for this rider is shown on the Rider Data
                                    Page.

                                    We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2  WHAT ARE THE BENEFITS          This rider provides for a guaranteed minimum
     PROVIDED BY THIS RIDER?        withdrawal benefit and enhanced death
                                    benefit as described in this rider.

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
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2.3  WHEN WILL THIS RIDER           You may terminate this rider on any date
     TERMINATE?                     following the expiration of the minimum
                                    charge period. The minimum charge period is
                                    shown on the Rider Data Page.

                                    This rider will automatically terminate on the earliest of:

                                         a.)  the payout date;

                                         b.)  the date due proof of death of the
                                              annuitant (last remaining
                                              annuitant, if joint annuitants) is
                                              received;

                                         c.)  the date there is a change of
                                              annuitant for any reason; or

                                         d.)  the date you surrender your
                                              contract.

                                    In order to provide the guarantee described by this rider, we require use of an available benefit allocation model for your contract value and for allocation of your net purchase payments. If you elect to discontinue using an available benefit allocation model:

                                         a.)  this rider will automatically
                                              terminate on the later of:

                                              1.)  the last day of the minimum
                                                   charge period as shown on the
                                                   Rider Data Page;

                                              2.)  the date your contract value
                                                   is transferred to an
                                                   investment option other than
                                                   an available benefit
                                                   allocation model; or

                                              3.)  the date of change in
                                                   allocation of net purchase
                                                   payments to an investment
                                                   option other than an
                                                   available benefit allocation
                                                   model; and

                                         b.)  the lifetime benefit basis will be
                                              reduced to zero as of the date of
                                              the transfer or change in
                                              allocation.

                                    If the 5% simple interest benefit described in Rider Section 6.2 is in effect prior to the date you elect to discontinue using an available benefit allocation model, it will no longer be in effect as of that date.

                                    If the step-up option described in Rider
                                    Section 6.3 is in effect prior to the date you elect to discontinue using an available benefit allocation model, it will no longer be in effect as of that date.

RIDER SECTION 3.                    RIDER CHARGES

3.1  IS THERE A CHARGE FOR THIS     There is an annual charge for this rider.
     RIDER?                         The annual charge is determined by
                                    multiplying the current rider charge (shown
                                    on the Rider Data Page) by the average
                                    monthly contract value for the prior
                                    contract year. The average monthly contract
                                    value is equal to the sum of each monthly
                                    contract value (the contract value as of the
                                    same day of the month as the contract issue
                                    date) divided by the number of months.

                                    If you elect to step-up your lifetime
                                    benefit basis, the rider charge as of the date of the step-up will be equal to the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company. If the rider charge as of the date of the step-up is different than the current rider charge shown on the Rider Data Page, we will notify you at least 60 days in advance. We will also send you a new Rider Data Page showing the applicable rider charge.

                                    During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

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
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                                    The rider charge will also be deducted upon
                                    full surrender of the contract, termination
                                    of the rider after expiration of the minimum
                                    charge period, or the start of payments
                                    under an income payout option, if not on a
                                    contract anniversary. Any charge for a
                                    partial year will be in proportion to the
                                    number of days since the prior contract
                                    anniversary.

RIDER SECTION 4.                    PURCHASE PAYMENTS AND TRANSFERS

4.1  ARE THERE ALLOCATION           We require that net purchase payment(s) be
     LIMITATIONS FOR THIS           allocated to an available benefit allocation
     BENEFIT?                       model for the duration of this benefit.

                                    The benefit allocation model selected as of the rider issue date is shown on the Rider
                                    Data Page. Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                         a.)  add benefit allocation models
                                              without prior notice;

                                         b.)  remove or substitute benefit
                                              allocation models; and

                                         c.)  substitute investment options
                                              within an available benefit
                                              allocation model.

                                    You will be notified in advance of any
                                    substitution, removal or change to a benefit allocation model that you selected.

                                    You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation models at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

                                    If you change the allocation of subsequent net purchase payments to an investment option other than an available benefit allocation model:

                                         a.)  your lifetime benefit basis will
                                              be reduced to zero as of the date
                                              of the change in allocation; and

                                         b.)  this rider will terminate. See
                                              Rider Section 2.3.

                                    If the 5% simple interest benefit described in Rider Section 6.2 is in effect prior to the change in allocation to an investment option other than an available benefit allocation model, it will no longer be in effect as of the date of the change.

                                    If the step-up option described in Rider
                                    Section 6.3 is in effect prior to the change in allocation to an investment option other than an available benefit allocation model, it will no longer be in effect as of the date of the change.

4.2  HOW WILL ADDITIONAL PURCHASE   Additional purchase payments will increase
     PAYMENTS MADE TO YOUR          your lifetime benefit basis, subject to the
     CONTRACT AFFECT THE LIFETIME   following requirements:
     BENEFIT BASIS?
                                         a.)  we must receive any additional
                                              purchase payments during the
                                              window period shown on the Rider
                                              Data Page; and

                                         b.)  the increase in your lifetime
                                              benefit basis is limited to the
                                              maximum window purchase payment
                                              amount shown on the Rider Data
                                              Page.

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
                                    Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your lifetime benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your lifetime benefit basis.
                                    Careful consideration should be given before making additional purchase payments that do not increase your lifetime benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

4.3  CAN CONTRACT VALUE BE          You may transfer your contract value to any
     TRANSFERRED?                   benefit allocation model that we make
                                    available.

                                    If you elect to transfer your contract value to an investment option other than an available benefit allocation model:

                                         a.)  your lifetime benefit basis will
                                              be reduced to zero as of the date
                                              of transfer; and

                                         b.)  this rider will terminate. See
                                              Rider Section 2.3.

                                    If the 5% simple interest benefit described in Rider Section 6.2 is in effect prior to the transfer to an investment option other than an available benefit allocation model, it will no longer be in effect as of the date of the transfer.

                                    If the step-up option described in Rider
                                    Section 6.3 is in effect prior to the
                                    transfer to an investment option other than an available benefit allocation model, it will no longer be in effect as of the date of the transfer.

RIDER SECTION 5.                    GUARANTEED MINIMUM WITHDRAWAL BENEFIT

5.1  WHAT IS THE GUARANTEED         The guaranteed minimum withdrawal benefit
     MINIMUM WITHDRAWAL BENEFIT?    guarantees that you may take guaranteed
                                    withdrawals under this rider regardless of
                                    your contract value as described in Rider
                                    Section 5.3.

                                    Withdrawals under this rider are also
                                    partial withdrawals under the contract to which this rider is attached.

5.2  WHEN CAN GUARANTEED            You may begin making guaranteed withdrawals
     WITHDRAWALS BE MADE?           under this rider at any time on or after the
                                    rider issue date.

5.3  WHAT AMOUNT CAN BE WITHDRAWN   You can withdraw up to the guaranteed annual
     UNDER THIS RIDER?              lifetime withdrawal amount each rider year
                                    on or after the rider issue date while at
                                    least one annuitant is living.

                                    The guaranteed annual lifetime withdrawal amount is determined by multiplying the current lifetime benefit basis by the annual lifetime withdrawal benefit percentage shown on the Rider Data Page. The percentage is based on the annuitant's attained age
                                    (youngest annuitant if joint annuitants) as of the first withdrawal that occurs following the rider issue date. The annual lifetime withdrawal benefit percentage will not change after your first withdrawal.

                                    If you withdraw more than the guaranteed annual lifetime withdrawal amount (an excess withdrawal), the lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced.
                                    See Rider Section 7.2.

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5.4  WHAT HAPPENS IF A GUARANTEED   If a guaranteed withdrawal under the terms
     WITHDRAWAL CAUSES YOUR         of this rider causes your contract value to
     CONTRACT VALUE TO BE EQUAL     be equal to or less than zero:
     TO OR LESS THAN ZERO?
                                         a.)  the accumulation period under your
                                              contract will end and the payout
                                              period will automatically begin;

                                         b.)  the remaining guaranteed
                                              withdrawals under this rider will
                                              occur under an income payout
                                              option that we make available for
                                              that purpose; and

                                         c.)  all other riders attached to your
                                              contract, if any, will terminate.

5.5  WHAT HAPPENS IF GUARANTEED     If guaranteed withdrawals under the terms of
     WITHDRAWALS CONTINUE PAST      this rider continue past the anticipated
     THE ANTICIPATED PAYOUT DATE?   payout date:

                                         a.)  we may not accept any additional
                                              purchase payments;

                                         b.)  your income payout date will be
                                              extended; and

                                         c.)  all other riders attached to your
                                              contract, if any, will terminate.

                                    The anticipated payout date is the contract anniversary following the annuitant's
                                    (primary annuitant if joint annuitants) 85th birthday or 10 years from the contract issue date, if later.

RIDER SECTION 6.                    LIFETIME BENEFIT BASIS

6.1  HOW IS THE LIFETIME BENEFIT    The lifetime benefit basis as of the rider
     BASIS DETERMINED?              issue date is shown on the Rider Data Page
                                    and is equal to:

                                         a.)  your initial purchase payment if
                                              this rider is issued at the same
                                              time your contract is issued; or

                                         b.)  your contract value as of the
                                              rider issue date if this rider is
                                              issued after your contract is
                                              issued; or

                                         c.)  the continuation amount if this
                                              rider is issued as a result of
                                              spousal continuation.

                                    The lifetime benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider Data Page) and any annual increase as described in Rider Section 6.4.

                                    If an excess withdrawal occurs, your
                                    lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced. See Rider Section
                                    7.2.

                                    Transfers and changes in allocation to an investment option other than an available benefit allocation model will reduce your lifetime benefit basis to zero as of the date of transfer or change in allocation and will result in termination of this rider.
                                    See Rider Section 2.3.

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6.2  WHAT IS THE 5% SIMPLE          The 5% simple interest benefit is used to
     INTEREST BENEFIT?              determine the increased lifetime benefit
                                    basis on each rider anniversary that it is
                                    in effect (as described in Rider Section
                                    6.4). This benefit is in effect on each of
                                    the first 10 rider anniversaries, provided
                                    no withdrawals have occurred since the rider
                                    issue date. This benefit will remain in
                                    effect until the earliest of:

                                         a.)  your first withdrawal following
                                              the rider issue date; or

                                         b.)  your 10th rider anniversary; or

                                         c.)  or the date you elect to transfer
                                              your contract value to an
                                              investment option other than an
                                              available benefit allocation
                                              model; or

                                         d.)  the date you elect to change your
                                              allocation of net purchase
                                              payments to an investment option
                                              other than an available benefit
                                              allocation model.

                                    Your lifetime benefit basis with 5% simple interest is equal to a percentage of the lifetime benefit basis at the end of the first rider year (before any step-up increases) as follows:

                                       RIDER          LIFETIME BENEFIT BASIS (LBB)
                                    ANNIVERSARY          WITH 5% SIMPLE INTEREST
                                    -----------   ------------------------------------
                                        1st       105% of LBB at end of 1st Rider Year
                                        2nd       110% of LBB at end of 1st Rider Year
                                        3rd       115% of LBB at end of 1st Rider Year
                                        4th       120% of LBB at end of 1st Rider Year
                                        5th       125% of LBB at end of 1st Rider Year
                                        6th       130% of LBB at end of 1st Rider Year
                                        7th       135% of LBB at end of 1st Rider Year
                                        8th       140% of LBB at end of 1st Rider Year
                                        9th       145% of LBB at end of 1st Rider Year
                                        10th      150% of LBB at end of 1st Rider Year

                                    While the benefit described above is in
                                    effect, it will be used to determine the increase in your lifetime benefit basis (and therefore your guaranteed withdrawals under this rider), however, it does not increase your contract value.

6.3  WHAT IS THE STEP-UP OPTION?    The step-up option, if elected, is used to
                                    determine the increased lifetime benefit
                                    basis on each rider anniversary that it is
                                    in effect (as described in Rider Section
                                    6.4).

                                    Once elected, the step-option will remain in effect until the earlier of the following:

                                         a.)  the rider anniversary on or
                                              following the annuitant's 85th
                                              birthday (the 85th birthday of the
                                              youngest annuitant, if joint
                                              annuitants);

                                         b.)  the date you terminate the option
                                              by written request; or

                                         c.)  the date you elect to transfer
                                              your contract value to an
                                              investment option other than an
                                              available benefit allocation
                                              model; or

                                         d.)  the date you elect to change your
                                              allocation of net purchase
                                              payments to an investment option
                                              other than an available benefit
                                              allocation model.

                                    You may not re-elect the step-up option once it has been terminated. Your annual report will indicate if the step-up option is in effect during the report period.

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                                    If you did not elect the automatic step-up
                                    option at the time of application, you may
                                    do so at a later date by written request.
                                    Step-ups will then begin automatically on
                                    the rider anniversary following receipt of
                                    your written request and will continue on
                                    each rider anniversary that the option is in
                                    effect.

                                    The rider charge on each rider anniversary that the step-up option is in effect may differ from the prior rider charge. See
                                    Rider Section 3.1.

6.4  WILL THE LIFETIME BENEFIT      The lifetime benefit basis may increase on
     BASIS INCREASE?                each rider anniversary that the 5% simple
                                    interest benefit (described in Rider Section
                                    6.2) and/or the step-up option (described in
                                    Rider Section 6.3) is in effect. On each
                                    rider anniversary that at least one of these
                                    benefits is in effect, the lifetime benefit
                                    basis will be determined as follows:

                                         A.)  IF BOTH THE STEP-UP OPTION AND THE
                                              5% SIMPLE INTEREST BENEFIT ARE IN
                                              EFFECT, the lifetime benefit basis
                                              for that rider anniversary will be
                                              compared to the following amounts:

                                              1.)  the lifetime benefit basis
                                                   with 5% simple interest as of
                                                   that rider anniversary
                                                   (described in Rider Section
                                                   6.2); and

                                              2.)  the current contract value as
                                                   of that rider anniversary.

                                              If 1.) and/or 2.) is greater than
                                              the lifetime benefit basis for
                                              that rider anniversary, the
                                              lifetime benefit basis will be
                                              increased to be equal to the
                                              greatest amount. If both 1.) and
                                              2.) are lower than the lifetime
                                              benefit basis for that rider
                                              anniversary, there will be no
                                              adjustment for that rider year and
                                              the lifetime benefit basis will
                                              remain unchanged.

                                         B.)  IF THE STEP-UP OPTION IS IN
                                              EFFECT, BUT THE 5% SIMPLE INTEREST
                                              BENEFIT IS NOT IN EFFECT, the
                                              lifetime benefit basis for that
                                              rider anniversary will be compared
                                              to the current contract value as
                                              of that rider anniversary. If the
                                              contract value is greater than the
                                              lifetime benefit basis for that
                                              rider anniversary, the lifetime
                                              benefit basis will be increased
                                              (stepped-up) to be equal to the
                                              contract value. If the contract
                                              value is equal to or lower than
                                              the lifetime benefit basis for
                                              that rider anniversary, there will
                                              be no adjustment for that rider
                                              year and the lifetime benefit
                                              basis will remain unchanged.

                                         C.)  IF THE 5% SIMPLE INTEREST BENEFIT
                                              IS IN EFFECT, BUT THE STEP-UP
                                              OPTION IS NOT IN EFFECT, the
                                              lifetime benefit basis for that
                                              rider anniversary will be compared
                                              to the lifetime benefit basis with
                                              5% simple interest as of that
                                              rider anniversary (described in
                                              Rider Section 6.2). If the
                                              lifetime benefit basis with the 5%
                                              simple interest is greater than
                                              the lifetime benefit basis for
                                              that rider anniversary, the
                                              lifetime benefit basis will be
                                              increased to be equal to the
                                              lifetime benefit basis with 5%
                                              simple interest. If the lifetime
                                              benefit basis with 5% simple
                                              interest is equal to or lower than
                                              the lifetime benefit basis for
                                              that rider anniversary, there will
                                              be no adjustment for that rider
                                              year and the lifetime benefit
                                              basis will remain unchanged.

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RIDER SECTION 7.                    EXCESS WITHDRAWALS

7.1  WHEN DOES AN EXCESS            An excess withdrawal occurs if:
     WITHDRAWAL OCCUR?
                                         a.)  the amount withdrawn during a
                                              rider year exceeds the guaranteed
                                              annual lifetime withdrawal amount;
                                              or

                                         b.)  the amount withdrawn, when added
                                              to prior withdrawals during a
                                              rider year, exceeds the guaranteed
                                              annual lifetime withdrawal amount.

                                    The amount withdrawn during a rider year that is in excess of the guaranteed annual lifetime withdrawal amount is referred to as the "excess withdrawal amount".

7.2  WHAT HAPPENS IF AN EXCESS      If an excess withdrawal occurs, the lifetime
     WITHDRAWAL OCCURS?             benefit basis will be reset to equal the
                                    lesser of:

                                         a.)  the contract value immediately
                                              following the withdrawal; or

                                         b.)  the previous lifetime benefit
                                              basis reduced dollar for dollar
                                              by:

                                              1.)  the total of all withdrawals
                                                   to date during the current
                                                   rider year, if the withdrawal
                                                   is the first excess
                                                   withdrawal to occur during
                                                   the rider year; otherwise

                                              2.)  the amount of the withdrawal.

                                    The guaranteed annual lifetime withdrawal amount will then be recalculated and reduced, based on the newly reset lifetime benefit basis.

                                    We reserve the right to waive the excess withdrawal treatment described above if the withdrawals are scheduled withdrawals intended to meet IRS required minimum distribution rules. The current prospectus will disclose if such waiver is in effect and any detailed requirements for such waiver.

RIDER SECTION 8.                    DEATH BENEFIT PROCEEDS

8.1  WHAT AMOUNT WILL BE PAID AS    The amount that will be paid under this
     DEATH BENEFIT PROCEEDS         contract as death benefit proceeds is equal
     DURING THE ACCUMULATION        to the greater of the following:
     PERIOD?
                                         a.)  the contract value as of the date
                                              due proof of death is received
                                              reduced by any applicable rider
                                              charges (calculated in proportion
                                              to the number of days since the
                                              prior contract anniversary for a
                                              partial year's charge); or

                                         b.)  the sum of your net purchase
                                              payments made as of the date due
                                              proof of death is received; minus
                                              an adjustment for each partial
                                              withdrawal made as of the date due
                                              proof of death is received. The
                                              adjustment for a partial
                                              withdrawal is equal to the partial
                                              withdrawal amount plus an
                                              additional adjustment if an excess
                                              withdrawal occurred as described
                                              in Rider Section 7.

                                         The additional adjustment for an excess
                                         withdrawal is equal to: (1) divided by
                                         (2); with that result multiplied by
                                         (3); and then finally reduced by (1),
                                         where:

                                              (1) = the excess withdrawal
                                                    amount;

                                              (2) = the contract value
                                                    immediately prior to the
                                                    excess withdrawal;

                                              (3) = the sum of your net
                                                    purchase payments immediately
                                                    prior to the date the excess
                                                    withdrawal occurred, less any
                                                    adjustments already made for
                                                    prior withdrawals.
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                                         This additional adjustment for an
                                         excess withdrawal has the effect of
                                         increasing the total adjustment amount
                                         when (3) is greater than (2) and
                                         reducing the total adjustment amount
                                         when (3) is less than (2).

                                    The death benefit proceeds described above will be reduced by any applicable premium expense charges not previously deducted.

CUNA Mutual Insurance Society
A Mutual Insurance Company


/s/ Jeff Post
President

                                 RIDER DATA PAGE       CONTRACT NUMBER: 12345678

                      GUARANTEED MINIMUM WITHDRAWAL BENEFIT

ANNUITANT
[John Doe]

CO-ANNUITANT: [Jane Doe]

OWNER(S)
[John Doe]

ANNUITANT(S) ISSUE AGE(S)
[35]

RIDER ISSUE DATE
[October 31, 2007]

LIFETIME BENEFIT BASIS: [$100,000]
WINDOW PERIOD: [October 31, 2007 - October 31, 2008]
MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]
CURRENT RIDER CHARGE: [0.65%]
MINIMUM CHARGE PERIOD: [October 31, 2007 - October 31, 2014]

ANNUAL LIFETIME WITHDRAWAL BENEFIT PERCENTAGE:

  ATTAINED AGE AT
 FIRST WITHDRAWAL
------------------
 AGE    PERCENTAGE
-----   ----------
45-58      4.00%
59-64      5.00%
65-69      5.50%
70-74      6.00%
75+        6.50%

                                JOINT ANNUITANTS
             ATTAINED AGE OF YOUNGEST ANNUITANT AT FIRST WITHDRAWAL

 AGE    PERCENTAGE
-----   ----------
45-58      3.00%
59-64      4.00%
65-69      4.50%
70-74      5.00%
75+        5.50%

If only one annuitant is living at the time of your first withdrawal, the percentages shown above will be increased by [1%].

BENEFIT ALLOCATION MODEL:

100% Diversified Income
100% Conservative Allocation
100% Moderate Allocation
100% DCA 6 month
100% DCA 1 year

CONSERVATIVE MODERATE
48% Conservative Allocation
52% Moderate Allocation

CONSERVATIVE 7-14 YEARS
45% Bond
25% Large Cap Value
10% Large Cap Growth
 5% Mid Cap Growth
 5% High Income
 5% Mid Cap Value
 5% International Stock

CONSERVATIVE 15+ YEARS
35% Bond
20% Large Cap Value
10% Large Cap Growth
 5% Mid Cap Growth
 5% Mid Cap Value
10% International Stock
 5% Global Securities
 5% High Income
 5% Small Cap Value

MODERATE 7-14 YEARS
30% Bond
20% Large Cap Value
10% Large Cap Growth
 5% Mid Cap Growth
10% Mid Cap Value
10% International Stock
 5% Global Securities
 5% High Income
 5% Small Cap Value